UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2006
RedEnvelope, Inc.
(Exact name of registrant as specified in its charter)
0-50387
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	33-0844285 (I.R.S. Employer Identification No.)
149 New Montgomery Street
San Francisco, California 94105
(Address of principal executive offices, with zip code)
(415) 371-9100
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
     On May 16, 2006, RedEnvelope, Inc. (the “Issuer”) issued a press release of the financial results for the fourth quarter and full fiscal year ended April 2, 2006. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated into this Form 8-K by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(d)
     On May 12, 2006, the Issuer’s Board of Directors (the “Board”) increased the size of the Board to ten members, pursuant to a resolution adopted by the Board and effective as of June 1, 2006, and elected and appointed Scott Galloway to serve as a member of the Board, effective as of June 1, 2006. Mr. Galloway was not immediately named to serve on any committees of the Board.
     The Issuer’s May 16, 2006 press release, a copy of which is attached hereto as Exhibit 99.1, announces the pending appointment of Mr. Galloway as a member of the Board.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
99.1	Press Release of RedEnvelope, Inc. dated May 16, 2006 (earnings results for fourth quarter and full fiscal year 2006 and director appointment)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RedEnvelope, Inc.
Date: May 16, 2006	By:	/s/ Ken Constable
Ken Constable, President and
Chief Executive Officer

Index to Exhibits

Exhibit	Description
Number
99.1	Press Release of RedEnvelope, Inc. dated May 16, 2006 (earnings results for fourth quarter and full fiscal year 2006 and director appointment)